                                                                     Exhibit 4.5

                         SECOND SUPPLEMENTAL INDENTURE



          Second Supplemental Indenture (this "Supplemental Indenture"), dated as of January 31, 1999, among the companies identified on the signature pages hereto as the "Guaranteeing Subsidiaries" (the "Guaranteeing Subsidiaries"), each a Subsidiary (as defined in the Indenture referred to herein) of IMPAC Group, Inc., a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein), and State Street Bank and Trust Company, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 12, 1998, as amended by the First Supplemental Indenture, dated as of July 21, 1998, providing for the issuance of an aggregate principal amount of up to $100.0 million of 10-1/8% Senior Subordinated Notes due 2008 (the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances each of the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each of the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantees"); and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Agreement to Guarantee. Each of the Guaranteeing Subsidiaries hereby agree as follows:

          (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

               (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration,
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                    redemption or otherwise, and interest on the overdue
                    principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

          (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

          (d) Each of these Subsidiary Guarantees shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, each of these Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f) Each of the Guaranteeing Subsidiaries shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
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          (g)  As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
               Article 6 of the Indenture for the purposes of each of these Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
               Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of each of these Subsidiary Guarantees.

          (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

          (i) The obligations hereunder shall be subject to the subordination provisions set forth in Article 10 of the Indenture.

          3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          4.   Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.

          (a) Each of the Guaranteeing Subsidiaries may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

               (i) subject to Section 11.05 and 11.06 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth therein or therein;

               (ii) immediately after giving effect to such transaction, no
                    Default or Event of Default exists; and

               (iii)except in the case of a merger of a Guarantor with or into another Guarantor or a merger of a Guarantor with or into the Company, the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed
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                                       4

                    Charge Coverage Ratio test set forth in Section 4.09 of the Indenture.

          (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.


          5.   Releases.
               --------


          (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the Capital Stock of any Guarantor (other than to the Company or another Guarantor), then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor (other than to the Company or another Guarantor)) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee and any such acquiring corporation will not be required to assume any obligations of such Guarantor under the applicable Subsidiary Guarantee; provided that such sale or other disposition complies with all applicable provisions of the Indenture including, without limitation, Section 4.10 thereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of
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                                       5


               Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

          (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in
               Article 11 of the Indenture.

          6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of each of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          7. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the Guaranteeing Subsidiaries and the Company.
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                                       6


          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


                                 SIGNATURES

                                 COMPANY:

                                 IMPAC GROUP, INC.


                                 By: /s/ David C. Underwood
                                    -----------------------------
                                 Name:  David C. Underwood
                                 Title: Chief Financial Officer


                                 EXISTING GUARANTORS:

                                 KLEARFOLD, INC., as Guarantor


                                 By: /s/ David C. Underwood
                                    -----------------------------
                                 Name:  David C. Underwood
                                 Title: Chief Financial Officer


                                 AGI INCORPORATED, as Guarantor


                                 By: /s/ David C. Underwood
                                    -----------------------------
                                 Name:  David C. Underwood
                                 Title: Chief Financial Officer


                                 KF-INTERNATIONAL, INC., as
                                 Guarantor

                                 By: /s/ David C. Underwood
                                    -----------------------------
                                 Name:  David C. Underwood
                                 Title: Chief Financial Officer


                                 KF-DELAWARE, INC., as Guarantor


                                 By: /s/ David C. Underwood
                                    -----------------------------
                                 Name:  David C. Underwood
                                 Title: Chief Financial Officer
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                                 TRUSTEE:

                                 State Street Bank And Trust
                                 Company, as Trustee


                                 By: /s/ Arthur J. MacDonald
                                    -----------------------------
                                 Name:  Arthur J. MacDonald
                                 Title: Vice President

                                 GUARANTEEING SUBSIDIARIES:

                                 TINSLEY ROBOR LIMITED, as
                                 Guarantor


                                 By: /s/ Anthony John Smith   /s/ Lee Newbon
                                    -----------------------  -------------------
                                 Name:  Anthony John Smith        Lee Newbon
                                 Title: Secretary                 Director

                                 JAMES UPTON LIMITED, as
                                 Guarantor


                                 By: /s/ Anthony John Smith   /s/ Lee Newbon
                                    -----------------------  -------------------
                                 Name:  Anthony John Smith        Lee Newbon
                                 Title: Secretary                 Director

                                 TINSLEY ROBOR AUDIO AND COMPUTER SERVICES
                                 LIMITED, as Guarantor


                                 By: /s/ Anthony John Smith   /s/ Lee Newbon
                                    -----------------------  -------------------
                                 Name:  Anthony John Smith        Lee Newbon
                                 Title: Secretary                 Director

                                 TINSLEY ROBOR LABELS
                                 LIMITED, as Guarantor


                                 By: /s/ Anthony John Smith   /s/ Lee Newbon
                                    -----------------------  -------------------
                                 Name:  Anthony John Smith        Lee Newbon
                                 Title: Secretary                 Director
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                                       8



                                 TINSLEY ROBOR SALES LIMITED,
                                 as Guarantor


                                 By: /s/ Anthony John Smith   /s/ Lee Newbon
                                    -----------------------  -------------------
                                 Name:  Anthony John Smith        Lee Newbon
                                 Title: Secretary                 Director

                                 SONICON LIMITED, as Guarantor


                                 By: /s/ Anthony John Smith   /s/ Lee Newbon
                                    -----------------------  -------------------
                                 Name:  Anthony John Smith        Lee Newbon
                                 Title: Secretary                 Director

                                 TOPHURST PROPERTIES LIMITED,
                                 as Guarantor


                                 By: /s/ Anthony John Smith   /s/ Diane Williams
                                    -----------------------  -------------------
                                 Name:  Anthony John Smith        Diane Williams
                                 Title: Secretary                 Director


                                 TINSLEY ROBOR (OVERSEAS)
                                 LIMITED, as Guarantor


                                 By: /s/ Anthony John Smith   /s/ Diane Williams
                                    -----------------------  -------------------
                                 Name:  Anthony John Smith        Diane Williams
                                 Title: Secretary                 Director


                                 PINEPOINT LIMITED, as Guarantor


                                 By:
                                    -----------------------------
                                 Name:
                                 Title:

                                 PRINTING RESOURCES LIMITED, as Guarantor


                                 By: Donal Forsyth
                                    -----------------------------
                                 Name:
                                 Title: General Manager/Director
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                                       9

                                 IMPAC EUROPE LIMITED, as Guarantor


                                 By: /s/ Anthony John Smith   /s/ Lee Newbon
                                    -----------------------  -------------------
                                 Name:  Anthony John Smith        Lee Newbon
                                 Title: Secretary                 Director


                                 LEVELPROMPT LIMITED, as Guarantor


                                 By: /s/ Anthony John Smith   /s/ Lee Newbon
                                    -----------------------  -------------------
                                 Name:  Anthony John Smith         Lee Newbon
                                 Title: Secretary                  Director